Exhibit 99.1

DRS Technologies, Inc. Corporate Headquarters 5 Sylvan Way Parsippany, NJ 07054 973.898.1500 Fax 973.898.4730 http://www.drs.com

FOR IMMEDIATE RELEASE
Tuesday, Jan 31, 2006

DRS TECHNOLOGIES COMPLETES ACQUISITION OF ENGINEERED SUPPORT SYSTEMS

PARSIPPANY, N.J., January 31 — DRS Technologies, Inc. (NYSE: DRS) announced today that it has completed its acquisition of Engineered Support Systems, Inc. (NASDAQ: EASI). In the transaction, a wholly-owned subsidiary of DRS was merged with Engineered Support Systems (ESSI), forming DRS’s third operating segment – the Sustainment Systems & Services Group. The acquisition is expected to add $0.20 accretion in diluted earnings per share to DRS in its first full fiscal year of operation.

In the merger, each share of ESSI common stock was converted into the right to receive a combination of $30.10 in cash and 0.2628 of a share of DRS common stock, valued at approximately $12.90, based on the average closing price of DRS’s common stock for the ten trading-day period ended January 27, 2006. The cash portion of the acquisition aggregated approximately $1.3 billion at closing. Total consideration for the acquisition, including approximately $74.0 million of ESSI’s net debt at closing, was approximately $1.97 billion before transaction fees and expenses.

“We are pleased to welcome the employees of Engineered Support Systems to DRS and look forward to working with them to offer our customers the expanded product and services capabilities of the combined company,” said Mark S. Newman, chairman, president and chief executive officer of DRS Technologies. “The addition of Engineered Support Systems is an important milestone in DRS’s growth, contributing a significant base of systems, products and services focused on military force sustainment, technical and logistics support, integrated military electronics and field support equipment. The combination of the two companies firmly establishes DRS Technologies as a leading total solutions provider of defense products and services with $2.9 billion in annual revenues. Our expanded capabilities position the company as a major supplier in armed forces modernization, personnel mobility and operations and maintenance (O&M) support, while providing new opportunities for growth in intelligence and homeland security markets. We look forward to integrating this new operation with DRS and to building stockholder value by fully leveraging the strengths, synergies and supplemental capabilities this combination offers.”

DRS financed the acquisition by utilizing existing excess cash on hand, bank borrowings and $900 million of new debt securities, including $350 million aggregate principal amount of 6.625 percent senior notes due 2016, $250 million aggregate principal amount of 7.625 percent senior subordinated notes due 2018 and $300 million aggregate principal amount of 2.0 percent convertible senior notes due 2026.

Bear, Stearns & Co. Inc. served as financial advisor to DRS on the transaction. Merrill Lynch & Co., Inc. also served as financial advisor to DRS for the purpose of rendering a fairness opinion. Lehman Brothers Inc. served as financial advisor to ESSI on the transaction.

DRS Technologies, headquartered in Parsippany, New Jersey, is a leading supplier of integrated products, services and support to military forces, intelligence agencies and prime contractors worldwide. The company employs approximately 10,000 people.

For more information about DRS Technologies, please visit its web site at www.drs.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Such statements, including statements relating to DRS Technologies’ and Engineered Support Systems’ expectations for future financial performance, are not considered historical facts and are considered forward-looking statements under the federal securities laws. These statements may contain words such as “may,” “will,” “intend,” “plan,” “project,” “expect,” “anticipate,” “could,” “should,” “would,” “believe,” “estimate,” “contemplate,” “possible” or similar expressions. These statements are not guarantees of the companies’ future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements and include, without limitation, demand and competition for such companies’ products and other risks or uncertainties detailed in such companies’ Securities and Exchange Commission filings. Given these uncertainties, you should not rely on forward-looking statements. Such forward-looking statements speak only as of the date on which they were made, and the companies undertake no obligations to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For information contact:
Patricia M. Williamson #76 FY06
DRS Technologies, Inc.
(973) 898-1500